UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-k

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 12, 2020

Resonant INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36467	45-4320930
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

175 Cremona Drive, Suite 200
Goleta, California 93117	93117
(Address of Principal Executive Offices)	(Zip Code)

(805) 308-9803

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RESN	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2020, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Resonant Inc. unanimously approved increases in the annual base salary payable to Martin McDermut, our Chief Financial Officer, Neal Fenzi, our Executive Vice President of Engineering, and Robert Hammond, our Chief Technology Officer, in the amounts set forth opposite their names below. Such increases were effective as of February 1, 2020.

Executive	Old Annual Base Salary	New Annual Base Salary
Martin McDermut	$297,041	$307,340
Neal Fenzi	$269,503	$276,078
Robert Hammond	$272,553	$290,763

The Compensation Committee awarded restricted stock units (“RSUs”) under the Resonant Inc. Amended and Restated 2014 Omnibus Incentive Plan to George Holmes, our Chief Executive Officer, Martin McDermut, our Chief Financial Officer, Neal Fenzi, our Executive Vice President of Engineering, and Robert Hammond, our Chief Technology Officer, in the amounts set forth opposite their names below. Such RSUs will vest in four equal annual installments on December 1, 2020, 2021, 2022 and 2023, provided the recipient remains employed with us until the vesting date.

Executive	Number of RSUs
George Holmes	200,000
Martin McDermut	59,088
Neal Fenzi	37,720
Robert Hammond	47,102

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2020	Resonant Inc.

	By:	/s/ Martin S. McDermut
Martin S. McDermut
Chief Financial Officer

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